UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2023

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2023 (the “Amendment No. 2 Effective Date”), Phibro Animal Health Corporation (the “Company”) entered into Amendment No. 2 (the “Second Amendment”) to that certain Amended and Restated Credit Agreement, dated as of April 22, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof, the “Existing Credit Agreement,” and, as further amended by the Second Amendment, the “Credit Agreement”), among the Company, certain of its subsidiaries acting as guarantors, Bank of America, N.A., as administrative agent, the 2023 Incremental Term Loan Lenders and the Consenting Lenders (each as defined in the Second Amendment). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Second Amendment.

The Second Amendment amends the Existing Credit Agreement to, among other things, (i) incur incremental term loans in an aggregate principal amount of $50,000,000 (the “2023 Incremental Term Loans”) and (ii) add an additional level to the existing Term Loan and Revolving Credit Facility pricing grid. At the closing, the full amount of the 2023 Incremental Term Loans was drawn. The 2023 Incremental Term Loans will be used to repay Revolving Credit Loans outstanding on the Amendment No. 2 Effective Date.

The 2023 Incremental Term Loans mature on April 22, 2026, and are repayable quarterly in installments of $1,250,000 each, beginning September 30, 2023, with the balance payable at maturity.

The 2023 Incremental Term Loans bear interest at rates based on the ratio of the Company’s and its subsidiaries’ consolidated first lien net indebtedness to consolidated EBITDA for applicable periods (the “First Lien Net Leverage Ratio”). The interest rate per annum applicable to the loans under the Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable rate and, at the Company’s election from time to time, either (1) a base rate determined by reference to the highest of (a) the rate as publicly announced from time to time by Bank of America as its “prime rate,” (b) the federal funds effective rate plus 0.50% and (c) one-month Term SOFR plus the SOFR Adjustment plus 1.00%, (2) a benchmark rate determined by reference to Term SOFR plus the SOFR Adjustment with a term as selected by the Company, of one day or one, three or six months or (3) the rate equal to the Daily SOFR rate published on the second U.S. Government Securities Business Day prior to any given date of determination. The applicable rates for the 2023 Incremental Term Loans are as follows:

First Lien Net Leverage Ratio	Base Rate for 2023 Incremental Term Loans	Term SOFR for 2023 Incremental Term Loans	Daily SOFR Loans
≥ 4.00:1.00	1.75%	2.75%	2.75%
≥ 3.50:1.00 and < 4.00:1.00	1.50%	2.50%	2.50%
≥ 2.25:1.00 and < 3.50:1.00	1.25%	2.25%	2.25%
< 2.25:1.00	1.00%	2.00%	2.00%

The foregoing is a summary of the terms of the Second Amendment and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated by reference herein.

The Second Amendment has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Second Amendment contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Second Amendment were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As discussed in Item 1.01 above, on June 16, 2023, the Company, certain of its subsidiaries acting as guarantors, Bank of America, N.A., as administrative agent, the 2023 Incremental Term Loan Lenders and the Consenting Lenders entered into the Second Amendment, which provides for incremental term loans in an aggregate principal amount of $50,000,000 and adds an additional level to the existing Term Loan and Revolving Credit Facility pricing grid.

The description of the material terms of the Second Amendment in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1, and it incorporated by reference herein.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to the Credit Agreement, dated June 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant
Date: June 16, 2023
	By:	/s/ Thomas G. Dagger
	Name:	Thomas G. Dagger
	Title:	Senior Vice President, General Counsel and Corporate Secretary